UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

T3 DEFENSE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DFNS	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11,500.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2026, T3 Defense Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with KeepZone AI Inc., a Delaware corporation (“KeepZone”), and Nexera Technologies Ltd., an Israeli company (“Seller”), pursuant to which the Company agreed to acquire from Seller all of the issued and outstanding shares of KeepZone. The aggregate purchase price is $1,000,000, payable at closing in shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and, to the extent required to comply with a 4.99% beneficial ownership limitation, pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”). The number of shares issued will be determined using the average closing price of the Common Stock on Nasdaq for the five trading days immediately preceding the closing date, subject to adjustment for stock splits, combinations and similar events. The Pre-Funded Warrants, if issued, will have an exercise price of $0.0001 per share and will be immediately exercisable, subject to the applicable beneficial ownership limitation. Prior to closing, Seller is expected to cause KeepZone to transfer its available cash to Seller and settle, release or cancel specified indebtedness and intercompany balances, without adjustment to the purchase price.

KeepZone operates in the global Homeland Security sector, delivering comprehensive, multi-layered security ecosystems for critical infrastructure worldwide. Its business model is to facilitate the adoption of HLS technologies by acting as an integrator, distributor and market channel for defense and security solutions. KeepZone currently has several non-exclusive reseller agreements.

Seller is entitled to a cash earn-out equal to 50% of the Company’s net profit (as defined in the Agreement) for 24 months after closing, up to a maximum of $5,000,000. Moreover, the Company is not obligated to file a resale registration statement covering the securities issued as consideration, although it may elect to do so. In addition, the Purchase Agreement provides that, if on the 181st day following closing Seller continues to hold shares of Common Stock, no resale registration statement covering such shares is effective, and the Nasdaq trading price of Common Stock is below the closing-date reference price, the Company will be required to issue additional shares of Common Stock to bring the total market value of the consideration shares issued to the Seller to $1,000,000.

Completion of the acquisition is subject to satisfaction or waiver of customary closing conditions, including applicable third-party consents and regulatory and Nasdaq requirements, including any required Listing of Additional Shares notification. Closing is expected to occur on the second business day after satisfaction or waiver of the applicable conditions.

Either the Company or the Seller may terminate the Purchase Agreement if the closing has not occurred within 60 days after signing, subject to certain exceptions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.58 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing the acquisition of the 100% interest in KeepZone. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of ours under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.58	Stock Purchase Agreement, dated October 26, 2026, by and among T3 Defense Inc., KeepZone AI Inc. and Nexera Technologies Ltd.*

99.1	Press Release dated October 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Forward Looking Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect our operations, financial performance, and other factors as discussed in our filings with SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.

Date: October 27, 2026	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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